EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

Telscape International, Inc.
Houston, Texas

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1996, relating to the consolidated financial statements of Telscape International, Inc. and subsidiaries (formerly Polish Telephone and Microwave Corporation) for the year ended December 31, 1995, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/  HOFFMAN, MCBRYDE & CO., P.C.

Dallas, Texas
November 5, 1998